Exhibit 23(iii)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Policyholders of
C.M. Life Insurance Company:

         We have audited the accompanying statutory statement of financial position of C.M. Life Insurance Company as of December 31, 1998, and the related statutory statements of income and changes in shareholder’s equity, and of cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. We have not audited the financial statements of C.M. Life Insurance Company for any period subsequent to December 31, 1998.

         As described in Note 1, these financial statements were prepared in conformity with accounting practices prescribed or permitted by the Department of Insurance of the State of Connecticut, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

         In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements audited by us do not present fairly, in conformity with generally accepted accounting principles, the financial position of C.M. Life Insurance Company as of December 31, 1998, or the results of its operations or its cash flows for each of the two years in the period ended December 31, 1998.

         In our opinion, the financial statements audited by us, present fairly, in all material respects, the financial position of C.M. Life Insurance Company as of December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, on the basis of accounting described in Note 1.

PricewaterhouseCoopers LLP

Hartford, Connecticut
February 25, 1999